UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of 2014 Equity Incentive Plan

The Board of Directors of Exar Corporation (the “Company”) adopted the 2014 Equity Incentive Plan (the“2014 Plan”) on June 26, 2014, subject to stockholder approval of the 2014 Plan. As reported in Item 5.07 below, the Company’s stockholders approved the 2014 Plan at the Company’s 2014 Annual Meeting of Stockholders held on September 18, 2014.

The following summary of the 2014 Plan is qualified in its entirety by reference to the text of the 2014 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company’s Board of Directors (the “Board”) or one or more committees appointed by the Board will administer the 2014 Plan. The Board has delegated general administrative authority for the 2014 Plan to the Compensation Committee of the Board. The administrator of the 2014 Plan has broad authority under the 2014 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2014 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2014 Plan equals the sum of: (1) 5,170,000 shares, plus (2) the number of any shares subject to stock options granted under the Company’s 2006 Equity Incentive Plan and the Sipex Corporation 2006 Equity Incentive Plan (the “Prior Plans”) and outstanding as of September 18, 2014 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the Prior Plans that are outstanding and unvested as of September 18, 2014 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested. As of September 18, 2014, approximately 439,003 shares were subject to awards then outstanding under the Prior Plans.

Shares issued in respect of any “full-value award” granted under the 2014 Plan will be counted against the share limit described in the preceding paragraph as two shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2014 Plan, 200 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2014 Plan other than a stock option or stock appreciation right.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2014 Plan will again be available for subsequent awards under the 2014 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2014 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will not be available for subsequent awards under the 2014 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2014 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2014 Plan, will be available for subsequent awards under the 2014 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule described above for full-value awards). To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2014 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2014 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. In addition, the 2014 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2014 Plan.

The types of awards that may be granted under the 2014 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2014 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on September 18, 2014. There were four proposals considered at the Annual Meeting, each of which is described briefly below and detailed in the Company’s definitive proxy statement dated July 25, 2014 for the Annual Meeting (the “Proxy Statement”).

The final voting results from the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Proposal 1 was a proposal to elect seven nominees to serve a one-year term on the Company’s Board of Directors, as detailed in the Proxy Statement. Following is the number of votes cast “For” or “Authority Withheld” for each of the nominees set forth in Proposal 1, as well as the number of “Abstentions” and “Broker Non-Votes” as to each nominee. Each of the nominees was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

	For	Authority Withheld	Abstentions	Broker Non-Votes
Behrooz Abdi	42,491,738	179,403	0	3,300,943
Izak Bencuya	42,287,354	383,787	0	3,300,943
Louis DiNardo	42,507,799	163,342	0	3,300,943
Pierre Guilbault	42,458,076	213,065	0	3,300,943
Brian Hilton	42,493,867	177,274	0	3,300,943
Richard L. Leza	42,260,540	410,601	0	3,300,943
Gary Meyers	42,287,641	383,500	0	3,300,943

Proposal 2 – Ratification of Auditors

Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
44,795,103	129,050	1,047,931	0

Proposal 3 – Say on Pay

Proposal 3 was a proposal to approve an advisory vote on executive compensation, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
41,104,250	942,444	624,447	3,300,943

Proposal 4 – Approval of 2014 Equity Incentive Plan

Proposal 4 was a proposal to approve the 2014 Equity Incentive Plan, discussed in Item 5.02(e) above. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
31,644,691	10,357,504	668,946	3,300,943

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

10.1	2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014	EXAR CORPORATION

/s/ Ryan A. Benton
Ryan A. Benton
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Exhibit Title

10.1	2014 Equity Incentive Plan